Exhibit 10.2

BILL OF SALE AND ASSIGNMENT OF INTANGIBLE ASSETS

Acacia Automotive, Inc., a Texas corporation (the "Seller"), does hereby sell, transfer, assign and convey unto Southern Vehicle Auctions, Inc. (the "Buyer"), the Assets, Seller's interest in the Trade Name and, to the extent assignable, the License, each as defined in a certain Asset Purchase Agreement entered into by and between the Buyer and the Seller dated June 28, 2012 (the "Agreement"), in consideration of payment by the Buyer of the Purchase Price (as defined in the Agreement), the receipt and sufficiency of which the Seller does hereby acknowledge.

The terms of the Agreement, including, but not limited to, the Seller's representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference.

The Seller hereby covenants that the Seller will do such further acts and execute and deliver all such transfers, assignments, conveyances, powers of attorney, and assurances reasonably requested by the Buyer, from time to time, for better conveying and confirming unto the Buyer the entire right, title and interest of the Seller in the Assets, the License and Seller's interest in the Trade Name hereby sold, transferred, assigned and conveyed to the Buyer.

It is understood that the Seller, contemporaneously with the execution and delivery of this Bill of Sale and Assignment of Intangible Assets, may be further executing other instruments of transfer, the purpose of which is to supplement, facilitate, or otherwise implement the transfers intended hereby.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale and Assignment of Intangible Assets this   31st    day of   July   , 2012, with the Effective Date of the   1st   day of   August   , 2012.

SELLER:

ACACIA AUTOMOTIVE, INC.,
  A Texas corporation

By:           /s/ Steven L. Sample
       Steven L. Sample
       Its:  President and CEO